As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 333-34338

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	75-2040825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 ELM STREET, SUITE 3500

DALLAS, TEXAS 75270

(Address of Principal Executive Offices)(Zip Code)

SWS GROUP, INC. DEFERRED COMPENSATION PLAN

(Full Title of the Plan)

With Copies To:
ALLEN R. TUBB 1201 ELM STREET, SUITE 3500 DALLAS, TEXAS 75270 (Name and Address of Agent For Service)	BRICE E. TARZWELL WINSTEAD SECHREST & MINICK P.C. 1201 ELM STREET, SUITE 5400 DALLAS, TEXAS 75270

(214) 859-1800

(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY STATEMENT

SWS Group, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to withdraw from registration certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on April 7, 2000 (file no. 333-34338) with respect to shares of the Registrant’s Common Stock, par value $0.10 (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s Deferred Compensation Plan (the “2000 Plan”).

The Registrant has since adopted the SWS Group, Inc. 2005 Deferred Compensation Plan (the “2005 Plan”), which will replace the 2000 Plan as of January 1, 2005. Following that date, no future deferrals will be allowed under the 2000 Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (file no. 333-34338), the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2005 Plan. A total of 400,000 shares were registered for issuance under the 2000 Plan, but 313,062 shares have not been used (the “Unissued Shares”).

In accordance with the principles set forth in Rule 457(p) under the Securities Act of 1933, Interpretations 89 and 90 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 is hereby filed to carry over the registration fees paid for 249,999 of the Unissued Shares from the Registration Statement on Form S-8 filed for the 2000 Plan (file no. 333-34338) to the Registration Statement on Form S-8 for the 2005 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

Exhibits.

None

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of December, 2004.

SWS GROUP, INC.

By:	/s/ Donald W. Hultgren
Donald W. Hultgren,
Chief Executive Officer

Signature	Title	Date

/s/ Don Buchholz Don Buchholz	Chairman of the Board	December 30, 2004

/s/ Donald W. Hultgren Donald W. Hultgren	Director and Chief Executive Officer (Principal Executive Officer)	December 30, 2004

/s/ Kenneth R. Hanks Kenneth R. Hanks	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 30, 2004

/s/ Stacy Hodges Stacy Hodges	Principal Accounting Officer (Principal Accounting Officer)	December 30, 2004

Brodie L. Cobb	Director

Ronald W. Haddock	Director

/s/ R. Jan LeCroy R. Jan LeCroy	Director	December 30, 2004

Signature Page

Signature	Title	Date

Frederick R. Meyer	Director

/s/ Jon L. Mosle, Jr. Jon L. Mosle, Jr.	Director	December 30, 2004

Signature Page